Exhibit 99.1

Columbia Sportswear Company Reports Third Quarter 2024 Financial Results;
Updates Full Year 2024 Financial Outlook

Third Quarter 2024 Highlights
•Net sales decreased 5 percent (5 percent constant-currency) to $931.8 million, compared to third quarter 2023.
•Operating income was $112.5 million, or 12.1 percent of net sales, compared to third quarter 2023 operating income of $134.6 million, or 13.7 percent of net sales.
•Diluted earnings per share of $1.56, compared to third quarter 2023 diluted earnings per share of $1.70.
•Exited the quarter with $373.9 million of cash, cash equivalents and short-term investments and no borrowings.
•Repurchased $230.9 million of common stock during the first nine months of 2024. On October 24, 2024, the Board of Directors approved a $600 million increase to the Company's share repurchase authorization.
•Announces the ACCELERATE Growth Strategy, intended to elevate the Columbia brand.

Full Year 2024 Financial Outlook

The following forward-looking statements reflect our expectations as of October 30, 2024 and are subject to significant risks and business uncertainties, including those factors described under “Forward-Looking Statements” below. Additional disclosures and financial outlook details can be found in the Full Year 2024 Financial Outlook section below and the CFO Commentary and Financial Review presentation.
•Net sales of $3.31 to $3.38 billion (prior $3.35 to $3.42 billion), representing a net sales decline of 5.0 to 3.0 percent (prior 4.0 to 2.0 percent) compared to 2023.
•Operating income of $257 to $284 million (prior $256 to $288 million), representing operating margin of 7.7 to 8.4 percent (unchanged).
•Diluted earnings per share of $3.70 to $4.05 (prior $3.65 to $4.05).

PORTLAND, Ore. - October 30, 2024 - Columbia Sportswear Company (NASDAQ: COLM, the "Company"), a multi-brand global leading innovator in outdoor, active and lifestyle products including apparel, footwear, accessories, and equipment, today announced third quarter 2024 financial results for the period ended September 30, 2024.

Chairman, President and Chief Executive Officer Tim Boyle commented, “Third quarter results reflect ongoing strength in most international markets, offset by continued softness in North America. While warm weather has curbed early season demand for Fall 2024 cold weather product, I’m excited about the differentiated innovations we are offering consumers, including Omni-Heat Infinity and Omni-Heat Arctic, as well as the lightweight comfort provided by our Omni-Max footwear platform.

“In recent months, the Columbia brand embarked on ACCELERATE, a growth strategy intended to elevate the brand and attract younger and more active consumers. This multi-year strategy will be centered around several consumer-centric shifts across our brand, product and marketplace strategies. I’m confident the ACCELERATE Growth Strategy will enable brand-right profitable growth and I’m eager to see it come to life in the seasons ahead.

“Our financial position remains strong, with cash and short-term investments of over $370 million and no bank borrowings exiting the quarter. We are committed to investing in our strategic priorities with renewed emphasis to:

•accelerate profitable growth;
•create iconic products that are differentiated, functional and innovative;
•drive brand engagement through increased, focused demand creation investments;
•enhance consumer experiences by investing in capabilities to delight and retain consumers;
•amplify marketplace excellence, with digitally-led, omni-channel, global distribution; and
•empower talent that is driven by our core values, through a diverse and inclusive workforce."

CFO's Commentary and Financial Review Presentation Available Online

For a detailed review of the Company's third quarter 2024 financial results, please refer to the CFO Commentary and Financial Review presentation furnished to the Securities and Exchange Commission (the "SEC") on a Current Report on Form 8-K and published on the Investor Relations section of the Company's website at http://investor.columbia.com/financial-results at approximately 4:15 p.m. ET today. Analysts and investors are encouraged to review this commentary prior to participating in our conference call.

ACCELERATE Growth Strategy
ACCELERATE is a growth strategy intended to elevate the Columbia brand to attract younger and more active consumers. It is a multi-year effort centered around several consumer-centric shifts to our brand, product and marketplace strategies, as well as enhanced ways of working. For more information on the ACCELERATE Growth Strategy, please refer to the CFO Commentary and Financial Review presentation.

Third Quarter 2024 Financial Results
(All comparisons are between third quarter 2024 and third quarter 2023, unless otherwise noted.)

Net sales decreased 5 percent (5 percent constant-currency) to $931.8 million from $985.7 million for the comparable period in 2023. The decline in net sales reflects lower Fall '24 wholesale orders, as well as weak consumer demand in the U.S. partially attributable to warm weather and outdoor category headwinds.

Gross margin expanded 150 basis points to 50.2 percent of net sales from 48.7 percent of net sales for the comparable period in 2023. Gross margin expansion primarily reflects lower inbound freight costs and favorable channel and region net sales mix, partially offset by unfavorable FX hedging rates.

SG&A expenses were $361.2 million, or 38.8 percent of net sales, compared to $351.6 million, or 35.7 percent of net sales, for the comparable period in 2023. The largest changes in SG&A expenses were higher direct-to-consumer ("DTC") and incentive compensation expenses, partially offset by lower supply chain and demand creation expenses.

Operating income was $112.5 million, or 12.1 percent of net sales, compared to operating income of $134.6 million, or 13.7 percent of net sales, for the comparable period in 2023.

Interest income, net of $5.4 million, compared to $1.9 million for the comparable period in 2023, reflects higher yields on increased levels of cash, cash equivalents, and investments.

Income tax expense of $29.0 million resulted in an effective income tax rate of 24.4 percent, compared to income tax expense of $32.6 million, or an effective income tax rate of 24.0 percent, for the comparable period in 2023.

Net income was $90.2 million, or $1.56 per diluted share, compared to net income of $103.5 million, or $1.70 per diluted share, for the comparable period in 2023.

First Nine Months 2024 Financial Results
(All comparisons are between the first nine months 2024 and the first nine months 2023, unless otherwise noted.)

Net sales decreased 6 percent (6 percent constant-currency) to $2,272.0 million from $2,427.2 million for the comparable period in 2023.

Gross margin expanded 60 basis points to 49.8 percent of net sales from 49.2 percent of net sales for the comparable period in 2023.

SG&A expenses were $1,013.3 million, or 44.6 percent of net sales, compared to $1,011.5 million, or 41.7 percent of net sales, for the comparable period in 2023.

Operating income was $133.4 million, or 5.9 percent of net sales, compared to operating income of $197.2 million, or 8.1 percent of net sales, for the comparable period in 2023.

Interest income, net was $22.9 million, compared to $8.6 million for the comparable period in 2023.

Income tax expense of $37.6 million resulted in an effective income tax rate of 23.8 percent, compared to income tax expense of $48.1 million, or an effective income tax rate of 23.4 percent, for the comparable period in 2023.

Net income was $120.7 million, or $2.04 per diluted share, compared to net income of $158.1 million, or $2.56 per diluted share, for the comparable period in 2023.

Balance Sheet as of September 30, 2024

Cash, cash equivalents, and short-term investments totaled $373.9 million, compared to $214.8 million as of September 30, 2023.

The Company had no borrowings as of either September 30, 2024 or September 30, 2023.

Inventories decreased 10 percent to $798.2 million, compared to $885.2 million as of September 30, 2023.

Cash Flow for the Nine Months Ended September 30, 2024

Net cash used in operating activities was $76.6 million, compared to net cash provided from operating activities of $22.2 million for the same period in 2023.

Capital expenditures totaled $41.7 million, compared to $41.4 million for the same period in 2023.

Share Repurchases for the Nine Months Ended September 30, 2024

The Company repurchased 2,916,970 shares of common stock for an aggregate of $230.9 million, or an average price per share of $79.15.

At September 30, 2024, $114.5 million remained available under our stock repurchase authorization. On October 24, 2024, the Board of Directors authorized a $600 million increase to the Company's share repurchase authorization, which does not obligate the Company to acquire any specific number of shares or to acquire shares over any specified period of time.

Quarterly Cash Dividend

The Board of Directors approved a regular quarterly cash dividend of $0.30 per share, payable on December 4, 2024 to shareholders of record on November 20, 2024.

Full Year 2024 Financial Outlook

(Additional financial outlook details can be found in the CFO Commentary and Financial Review presentation.)

The Company's full year and fourth quarter 2024 Financial Outlooks, as well as first half 2025 commentary, are each forward-looking in nature, and the following forward-looking statements reflect our expectations as of October 30, 2024 and are subject to significant risks and business uncertainties, including those factors described under “Forward-Looking Statements” below. These risks and uncertainties limit our ability to accurately forecast results.

Net sales are expected to decrease 5.0 to 3.0 percent (prior decrease of 4.0 to 2.0 percent), resulting in net sales of $3.31 to $3.38 billion (prior $3.35 to $3.42 billion), compared to $3.49 billion in 2023.

Gross margin is expected to expand 40 to 90 basis points (prior 40 to 60 basis points) to 50.0 to 50.5 percent of net sales (prior 50.0 to 50.2 percent) from 49.6 percent of net sales in 2023.

SG&A expenses, as a percent of net sales, are expected to be 42.8 to 43.0 percent (prior 42.4 to 43.0 percent), compared to SG&A expense as a percent of net sales of 40.6 percent in 2023.

Operating income is expected to be $257 to $284 million (prior $256 to $288 million), resulting in operating margin of 7.7 to 8.4 percent (unchanged), compared to operating margin of 8.9 percent in 2023.

Interest income, net is expected to be approximately $30 million (prior $28 million).

Effective income tax rate is expected to be 24.0 to 25.0 percent (unchanged).

Net income is expected to be $217 to $238 million (prior $215 to $239 million), resulting in diluted earnings per share of $3.70 to $4.05 (prior $3.65 to $4.05). This diluted earnings per share range is based on estimated weighted average diluted shares outstanding of approximately 58.7 million (prior 59.3 million).

Foreign Currency
•Foreign currency translation is expected to have a modestly unfavorable impact on full year net sales.
•Foreign currency is expected to have an approximately $0.01 negative impact on diluted earnings per share (prior $0.07) due to negative foreign currency transactional effects from hedging of inventory production, partially offset by favorable foreign currency translation impacts.

Cash Flows

Operating cash flow is expected to be at least $300 million (prior $350 million).

Capital expenditures are planned to be in the range of $60 to $70 million (prior $60 to $80 million).

Fourth Quarter 2024 Financial Outlook

•Net sales are expected to be $1,040 to $1,110 million, representing a decline of 2 percent to growth of 5 percent from $1,060 million for the comparable period in 2023.
•Operating income is expected to be $123 to $151 million, resulting in operating margin of 11.8 to 13.6 percent, compared to operating margin of 10.7 percent in the comparable period in 2023.
•Diluted earnings per share is expected to be $1.68 to $2.03, compared to $1.55 for the comparable period in 2023.
Preliminary First Half 2025 Commentary

•Based on our Spring ‘25 orderbook, we are forecasting mid-single-digit percent growth in global wholesale net sales in first half 2025.
•This reflects growth across all regions, and in the Columbia, prAna and Mountain Hardwear brands.

Conference Call

The Company will hold its third quarter 2024 conference call at 5:00 p.m. ET today. Dial (888) 506-0062 to participate. The call will also be webcast live on the Investor Relations section of the Company's website at http://investor.columbia.com.

Fourth Quarter 2024 Reporting Date

The Company plans to report fourth quarter 2024 financial results on Tuesday, February 4, 2025 at approximately 4:00 p.m. ET.

Supplemental Financial Information

Since Columbia Sportswear Company is a global company, the comparability of its operating results reported in United States dollars is affected by foreign currency exchange rate fluctuations because the underlying currencies in which it transacts change in value over time compared to the United States dollar. To supplement financial information reported in accordance with GAAP, the Company discloses constant-currency net sales information, which is a non-GAAP financial measure, to provide a framework to assess how the business performed excluding the effects of changes in the exchange rates used to translate net sales generated in foreign currencies into United States dollars. The Company calculates constant-currency net sales by translating net sales in foreign currencies for the current period into United States dollars at the average exchange rates that were in effect during the comparable period of the prior year. Management believes that this non-GAAP financial measure reflects an additional and useful way of viewing an aspect of our operations that, when viewed in conjunction with our GAAP results, provides a more comprehensive understanding of our business and operations. In particular, investors may find the non-GAAP financial measure useful by reviewing our net sales results without the volatility in foreign currency exchange rates. This non-GAAP financial measure also facilitates management's internal comparisons to our historical net sales results and comparisons to competitors' net sales results.

The non-GAAP financial measures should be viewed in addition to, and not in lieu of or superior to, our financial measures calculated in accordance with GAAP. The Company provides a reconciliation of non-GAAP measures to the most directly comparable financial measure calculated in accordance with GAAP. See the "Reconciliation of GAAP to Non-GAAP Financial Measures" table included herein. The non-GAAP financial measures presented may not be comparable to similarly titled measures reported by other companies.

Forward-Looking Statements
This document contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the Company’s expectations, anticipations or beliefs about the Company's ability to realize growth opportunities and manage expenses, financial position, marketing strategies, inventory, full year 2024 net sales, gross margin, SG&A expenses, operating income, net interest income, effective income tax rate, net income, diluted earnings per share, weighted average diluted shares outstanding, foreign currency translation, operating cash flow, and capital expenditures, and fourth quarter 2024 net sales, operating income, and diluted earnings per share, as well as first half 2025 commentary. Forward-looking statements often use words such as "will," "anticipate," "estimate," "expect," "should," "may," "plan" and other words and terms of similar meaning or reference future dates. The Company's expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis; however, each forward-looking statement involves a number of risks and uncertainties, including those set forth in this document, those described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors," and those that have been or may be described in other reports filed by the Company, including reports on Form 8-K. Potential risks and uncertainties that may affect our future revenues, earnings and performance and could cause the actual results of operations or financial condition of the Company to differ materially from the anticipated results expressed or implied by forward-looking statements in this document include: loss of key customer accounts; our ability to execute our ACCELERATE Growth Strategy; our ability to execute and realize cost savings related to our Profit Improvement Plan; our ability to effectively execute our business strategies, including initiatives to upgrade our business processes and information technology (“IT”) systems and investments in our DTC businesses; our ability to maintain the strength and security of our IT systems; the effects of unseasonable weather, including global climate change; the seasonality of our business and timing of orders; trends affecting consumer spending, including changes in the level of consumer spending, and retail traffic patterns; unfavorable economic conditions generally, the financial health of our customers and retailer consolidation; higher than expected rates of order cancellations; changes affecting consumer demand and preferences and fashion trends; changes in international, federal or state tax, labor and other laws and regulations that affect our business, including changes in corporate tax rates, tariffs, international trade policy and geopolitical tensions, or increasing wage rates; our ability to attract and retain key personnel; risks inherent in doing business in foreign markets, including fluctuations in currency exchange rates, global credit market conditions, changes in global regulation and economic and political conditions and disease outbreaks; volatility in global production and transportation costs and capacity and timing; our ability to effectively manage our inventory and our wholesale customer’s to manage their inventories; our dependence on third-party manufacturers and suppliers and our ability to source at competitive prices from them or at all; the effectiveness of our sales and marketing efforts; business disruptions and acts of terrorism, cyber-attacks or military activities around the globe; intense competition in the industry; our ability to establish and protect our intellectual property; and our ability to develop innovative products. The Company cautions that forward-looking statements are inherently less reliable than historical information. The Company does not undertake any duty to update any of the forward-looking statements after the date of this document to conform them to actual results or to reflect changes in events, circumstances or its expectations. New factors emerge from time to time and it is not possible for the Company to predict or assess the effects of all such factors or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

About Columbia Sportswear Company

Columbia Sportswear Company connects active people with their passions and is a global multi-brand leading innovator in outdoor, active and lifestyle products including apparel, footwear, accessories, and equipment. Founded in 1938 in Portland, Oregon, the Company's brands are sold in more than 100 countries. In addition to the Columbia® brand, Columbia Sportswear Company also owns the Mountain Hard Wear®, SOREL® and prAna® brands. To learn more, please visit the Company's websites at www.columbia.com, www.mountainhardwear.com, www.sorel.com, and www.prana.com.

Contact:
Andrew Burns, CFA
Vice President of Investor Relations and Strategic Planning
Columbia Sportswear Company
(503) 985-4112
aburns@columbia.com

- Financial tables follow -

COLUMBIA SPORTSWEAR COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	September 30, 2024	September 30, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$306,680	$213,282
Short-term investments	67,244	1,474
Accounts receivable, net	581,738	686,821
Inventories	798,153	885,163
Prepaid expenses and other current assets	72,443	96,016
Total current assets	1,826,258	1,882,756
Property, plant and equipment, net	284,963	283,095
Operating lease right-of-use assets	370,844	339,538
Intangible assets, net	79,221	80,321
Goodwill	26,694	51,694
Deferred income taxes	103,757	89,801
Other non-current assets	69,003	71,738
Total assets	$2,760,740	$2,798,943
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$221,714	162,222
Accrued liabilities	266,161	283,799
Operating lease liabilities	72,968	72,685
Income taxes payable	6,097	7,254
Total current liabilities	566,940	525,960
Non-current operating lease liabilities	348,786	323,508
Income taxes payable	14,607	24,218
Deferred income taxes	67	—
Other long-term liabilities	42,868	29,946
Total liabilities	973,268	903,632
Total shareholders' equity	1,787,472	1,895,311
Total liabilities and shareholders' equity	$2,760,740	$2,798,943

COLUMBIA SPORTSWEAR COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share amounts)	2024	2023	2024	2023
Net sales	$931,768	$985,683	$2,271,994	$2,427,209
Cost of sales	464,209	505,486	1,141,457	1,233,467
Gross profit	467,559	480,197	1,130,537	1,193,742
Gross margin	50.2%	48.7%	49.8%	49.2%

Selling, general and administrative expenses	361,243	351,563	1,013,262	1,011,490
Net licensing income	6,225	5,920	16,145	14,958
Operating income	112,541	134,554	133,420	197,210
Interest income, net	5,364	1,870	22,905	8,659
Other non-operating income, net	1,283	(311)	2,030	354
Income before income tax	119,188	136,113	158,355	206,223
Income tax expense	29,031	32,605	37,639	48,163
Net income	$90,157	$103,508	$120,716	$158,060

Earnings per share:
Basic	$1.56	$1.70	$2.05	$2.57
Diluted	$1.56	$1.70	$2.04	$2.56
Weighted average shares outstanding:
Basic	57,785	60,844	58,896	61,575
Diluted	57,936	60,932	59,043	61,775

COLUMBIA SPORTSWEAR COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
(in thousands)	2024	2023
Cash flows from operating activities:
Net income	$120,716	$158,060
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	42,187	42,290
Non-cash lease expense	56,903	51,075
Provision for uncollectible accounts receivable	3,183	2,010
Deferred income taxes	2,180	4,236
Stock-based compensation	18,478	17,026
Other, net	(11,278)	568
Changes in operating assets and liabilities:
Accounts receivable	(162,252)	(146,139)
Inventories	(50,336)	135,417
Prepaid expenses and other current assets	5,008	26,809
Other assets	(195)	(3,106)
Accounts payable	(17,044)	(152,168)
Accrued liabilities	(7,823)	(42,251)
Income taxes payable	(22,439)	(20,434)
Operating lease assets and liabilities	(56,557)	(49,322)
Other liabilities	2,661	(1,897)
Net cash provided by (used in) operating activities	(76,608)	22,174
Cash flows from investing activities:
Purchases of short-term investments	(388,348)	(117,877)
Sales and maturities of short-term investments	751,232	120,747
Capital expenditures	(41,736)	(41,355)
Net cash provided by (used in) investing activities	321,148	(38,485)
Cash flows from financing activities:
Proceeds from credit facilities	—	837
Repayments on credit facilities	—	(837)
Proceeds from issuance of common stock related to stock-based compensation	3,955	7,081
Tax payments related to stock-based compensation	(4,806)	(4,620)
Repurchase of common stock	(230,864)	(144,633)
Cash dividends paid	(52,860)	(55,379)
Net cash used in financing activities	(284,575)	(197,551)
Net effect of exchange rate changes on cash	(3,604)	(3,097)
Net decrease in cash and cash equivalents	(43,639)	(216,959)
Cash and cash equivalents, beginning of period	350,319	430,241
Cash and cash equivalents, end of period	$306,680	$213,282
Supplemental disclosures of cash flow information:
Cash paid during the year for income taxes	$63,650	$66,580
Supplemental disclosures of non-cash investing and financing activities:
Property, plant and equipment acquired through increase in liabilities	$12,224	$5,389

COLUMBIA SPORTSWEAR COMPANY
Reconciliation of GAAP to Non-GAAP Financial Measures
Net Sales Growth - Constant-currency Basis
(Unaudited)

	Three Months Ended September 30,
	Reported Net Sales	Adjust for Foreign Currency	Constant-currency Net Sales	Reported Net Sales	Reported Net Sales	Constant-currency Net Sales
(In millions, except percentage changes)	2024	Translation	2024(1)	2023	% Change	% Change(1)
Geographical Net Sales:
United States	$571.3	$—	$571.3	$635.4	(10)%	(10)%
Latin America and Asia Pacific	135.0	1.7	136.7	115.4	17%	18%
Europe, Middle East and Africa	141.8	0.5	142.3	129.4	10%	10%
Canada	83.7	1.9	85.6	105.5	(21)%	(19)%
Total	$931.8	$4.1	$935.9	$985.7	(5)%	(5)%

Brand Net Sales:
Columbia	$799.7	$3.7	$803.4	$804.0	(1)%	—%
SOREL	73.9	0.2	74.1	122.1	(39)%	(39)%
prAna	28.6	—	28.6	30.7	(7)%	(7)%
Mountain Hardwear	29.6	0.2	29.8	28.9	2%	3%
Total	$931.8	$4.1	$935.9	$985.7	(5)%	(5)%

Product Category Net Sales:
Apparel, Accessories and Equipment	$735.4	$2.9	$738.3	$731.7	1%	1%
Footwear	196.4	1.2	197.6	254.0	(23)%	(22)%
Total	$931.8	$4.1	$935.9	$985.7	(5)%	(5)%

Channel Net Sales:
Wholesale	$605.2	$2.3	$607.5	$664.3	(9)%	(9)%
DTC	326.6	1.8	328.4	321.4	2%	2%
Total	$931.8	$4.1	$935.9	$985.7	(5)%	(5)%
(1) Constant-currency net sales is a non-GAAP financial measure. See “Supplemental Financial Information” above for further information.

COLUMBIA SPORTSWEAR COMPANY
Reconciliation of GAAP to Non-GAAP Financial Measures
Net Sales Growth - Constant-currency Basis
(Unaudited)

	Nine Months Ended September 30,
	Reported Net Sales	Adjust for Foreign Currency	Constant-currency Net Sales	Reported Net Sales	Reported Net Sales	Constant-currency Net Sales
(In millions, except percentage changes)	2024	Translation	2024(1)	2023	% Change	% Change(1)
Geographical Net Sales:
United States	$1,385.9	$—	$1,385.9	$1,552.0	(11)%	(11)%
Latin America and Asia Pacific	373.2	14.0	387.2	345.1	8%	12%
Europe, Middle East and Africa	350.2	(1.3)	348.9	338.5	3%	3%
Canada	162.7	1.6	164.3	191.6	(15)%	(14)%
Total	$2,272.0	$14.3	$2,286.3	$2,427.2	(6)%	(6)%

Brand Net Sales:
Columbia	$1,972.2	$13.6	$1,985.8	$2,043.8	(4)%	(3)%
SOREL	140.6	0.2	140.8	220.4	(36)%	(36)%
prAna	81.7	—	81.7	90.8	(10)%	(10)%
Mountain Hardwear	77.5	0.5	78.0	72.2	7%	8%
Total	$2,272.0	$14.3	$2,286.3	$2,427.2	(6)%	(6)%

Product Category Net Sales:
Apparel, Accessories and Equipment	$1,818.4	$10.5	$1,828.9	$1,853.2	(2)%	(1)%
Footwear	453.6	3.8	457.4	574.0	(21)%	(20)%
Total	$2,272.0	$14.3	$2,286.3	$2,427.2	(6)%	(6)%

Channel Net Sales:
Wholesale	$1,274.5	$5.6	$1,280.1	$1,445.1	(12)%	(11)%
DTC	997.5	8.7	1,006.2	982.1	2%	2%
Total	$2,272.0	$14.3	$2,286.3	$2,427.2	(6)%	(6)%
(1) Constant-currency net sales is a non-GAAP financial measure. See “Supplemental Financial Information” above for further information.